Exhibit 99.1

Zep Inc. Company Overview Gabelli & Company's Specialty Chemicals Conference November 18, 2011

Safe Harbor This presentation and our commentary contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, forward-looking statements include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words "expects," "believes," "intends," "will," "anticipates," and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this presentation and our commentary include but are not limited to: statements regarding the economic environment and the impact this environment has had or could have on our current and/or future financial results; statements regarding our expectations for pricing actions and gross margin performance; statements regarding benefits that we may realize from our acquisitions and our restructuring activities; statements regarding investments that may be made in the future to grow our business, either organically or otherwise, in accordance with our strategic plan, or that may be made for other purposes; and statements and related estimates concerning the benefits that the execution of our strategic initiatives are expected to have on future financial results. Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as our present expectations or projections. These risks and uncertainties include, but are not limited to: economic conditions in general; customer and supplier relationships and prices; competition; ability to realize anticipated benefits from strategic planning initiatives and timing of benefits; market demand; and litigation and other contingent liabilities, such as environmental matters. A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended August 31, 2011. We believe the forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. 2 © 2011 Zep Inc. - All rights reserved.

Zep Inc. – Executive Summary Zep Inc. (NYSE: ZEP) Headquartered in Atlanta, GA A leading provider of cleaning and maintenance chemicals and related products and services for commercial, industrial, institutional and consumer applications Market under well recognized brand names, some since 1937 More than 200,000 customers worldwide in a vast array of industries Product portfolio consists of more than 4,000 unique formulations $645 million in net sales and $54 million in adjusted EBITDA in FY11 Transportation Leading supplier to vehicle maintenance, vehicle wash markets, retail automotive aftermarket and automotive OEM Contractors/homeowners Largest supplier of industrial cleaning chemicals to The Home Depot Industrial No. 1 janitorial supplier in manufacturing through direct and distribution relationships Food processing and service One of the top suppliers in meat and poultry processing and in baking Government One of the top suppliers in government/schools Leading Market Positions A Leader in the Cleaning Maintenance Chemicals Market 3 © 2011 Zep Inc. - All rights reserved.

Investment Appeals Solid Recurring Revenue Streams Selling consumables used for routine maintenance Strong Cash Flow Track record of strong and consistent cash flow generation Promising Operating Leverage Sales growth expected to yield attractive profitability due to streamlined cost structure Consolidating Fragmented Market Ability to grow organically and through acquisitions Mostly privately held targets Channel Expansion and Diversification Focused on capturing untapped distribution market opportunities and diversifying retail presence Targeting Strategic Acquisitions Amrep and Waterbury acquisitions enhanced penetration into the $8.4B industrial and institutional distribution market Focused on continued growth through acquisitions that align with the Company’s current structure and business focus Solid Foundation Positioning for Growth Leveraging Strong Free Cash Flow to Drive Growth 4 © 2011 Zep Inc. - All rights reserved.

Major Accomplishments Since IPO Focus on Driving Efficiencies: Margin improvement achieved in Sales and Service channel Trimmed product line by more than 4,000 SKUs affecting only 1% of sales Consolidated the North American distribution network from 42 to 17 strategically located facilities Reduced non-sales headcount by more than 28% Reduced breakeven of the legacy business by nearly 30% since 2008 Transforming our Business Model: Focus on expanding in Retail and Distribution channels Significantly broadened go-to-market strategy Investing in acquisitions to build platforms for growth Aligning sales to reflect the market Targeting shelf space expansion in Retail channel Targeting expanded access to Distribution channel in key strategic verticals Where We are Today: Increased our addressable market Successfully integrated accretive acquisitions © 2011 Zep Inc. - All rights reserved. 5 Transformed Business Model Increasing Profitability

Amrep Purchase price - $64 million Approximately $105 million in TTM revenue with attractive margins $6 million in annualized synergies in fiscal 2011 Private Brands Niagara National Approximately $7 million in TTM revenue Acquisition Overview Brands Strategic Rationale Increases penetration of distribution channel Expands product portfolio Strengthens presence in the automotive market Adds additional manufacturing capabilities Delivers significant private label capabilities & relationships Waterbury Purchase price - $66 million Approximately $40 million in TTM revenue with attractive margins High-end of $2 million to $3 million estimate in annualized synergies now expected in fiscal 2012 Expands access to distributors and specialty retailers Leverages the strength of the Amrep operating platform Creates leadership position in the institutional and industrial air care market Anticipate leveraging the Zep North American Sales and Service sales force to drive organic growth Increase product and service offerings in Vehicle Wash - a strategic Zep vertical Integration of Three Acquisitions Successfully Completed Acquisition Overview © 2011 Zep Inc. - All rights reserved. 6

Evolving Channel Focus More in Line with Overall $19 Billion Market Market Data Source: information compiled by Zep Inc. based on research provided by Kline & Company and the Automotive Aftermarket Industry Association. Direct sales through Sales and Service organization. Evolving Business Model 7 © 2011 Zep Inc. - All rights reserved. Zep Sales by Channel August 2007 Retailers 13% Distributors 1% Zep Sales by Channel August 2011 Distributors 22% U.S. Cleaning Maintenance Chemicals Market Direct 21% Retailers 16% Direct 86% Distributors 44% Direct 62% Retailers 35%

Confident in Long-Term Growth Strategy Continue identifying, integrating accretive acquisitions Grow organically in targeted end-markets Expand distribution and retail channels Drive manufacturing synergies, and Continue to improve operational efficiencies Building Upon Existing Efficiencies

Financial Overview 9

Long-Term Financial Objectives Revenue growth in excess of market growth Target of 50 bp annualized EBITDA margin improvement 11%-13% annualized EPS improvement Return on Invested Capital (ROIC) target of 15%+ 10 © 2011 Zep Inc. - All rights reserved.

© 2011 Zep Inc. - All rights reserved. 11 Three Year Trends EBITDA growth 41% CAGR. . . EBITDA Margin growth 130bp per year Sales growth 13.6% CAGR $ Millions Note: EBITDA (earnings before interest, taxes, depreciation and amortization) does not include adjustments.

Three Year Trends (GAAP Basis), Cont. EPS growth 36% CAGR ROIC improved 180bp © 2011 Zep Inc. - All rights reserved. 12 *Fully Diluted Earnings per Share, as reported, not adjusted. *Return on Invested Capital (ROIC) is calculated as after-tax operating profit divided by average invested capital.

Fiscal 2011 Summary Strengthened presence, diversified sales in Distribution and Retail – completed two acquisitions Newly acquired brands, additional channels, new associates with broader experience Streamlined operations, improved customer service and enhanced overall productivity Centralized supply chain Further improved operating expense leverage Convinced of viability of acquisition strategy 13 © 2011 Zep Inc. - All rights reserved.

Fiscal 2012 Outlook Expect next six months to be very challenging, particularly Q1 Revenues flat at best Raw Material gross margin pressures to continue Second half expected to improve Assumes commodity costs/volatility stabilize Benefits from strategic growth initiatives 14 © 2011 Zep Inc. - All rights reserved.

Strong Cash Flow Generation Use-of-Cash Strategies: Fund normal operations Fund dividend Invest in Strategic Growth Initiatives Pay down long-term debt Net Cash Provided by Operating Activities Capital Expenditure Free Cash Flow Strong Free Cash Flow (FCF)2 - an important characteristic of the Zep business model Average FCF of $23.5 million over the last five years Noteworthy FCF generation while investing in Strategic Growth Initiatives Capital expenditures of $10 million to $12 million expected for fiscal 2012 $30.4 $30.9 $26.4 1) 2011 Free Cash Flow includes $0.9 million proceeds from the sale of property, plant, and equipment 2) Free Cash Flow is defined as Net Cash Provided by Operating Activities less Capital Expenditures plus Proceeds from Sale of Property Plant and Equipment. $34.0 © 2011 Zep Inc. - All rights reserved $37.0 $ Millions 15 1 $25.1 $17.2 $22.9 $24.2 $29.0 $5.8 $9.2 $7.5 $9.8 $8.9 2007 2008 2009 2010 2011

Capitalization (1) (1) Per our credit agreement, which states that adjusted EBITDA is equal to EBITDA plus certain non-cash items Pro Forma available liquidity, net of outstanding letters of credit, ranges $50 to $150 million under revolving credit facility Additional capacity to pursue profitable growth © 2011 Zep Inc. -All rights reserved Debt Financing $320 million, 5-year Senior Secured Credit Facility; matures July 2015 $245 million Revolving Credit Facility $75 million Term Loan $30 million Accordion Feature $7.2 million of IRB debt Additional Financing Opportunities: $200 million Shelf Registration effective January 2010 16 As Reported ($ mm) Borrowings - Revolver $45.0 - Term Loan 67.5 - IRB 7.2 Total Debt $119.7 Total Equity $149.1 Total Capitalization $268.8 Total Debt / Total Capitalization (net of cash) 43.0% Total Debt / Credit Agreement Adj EBITDA 2.30 x Capital Structure as of August 31, 2011

Investment Appeals Solid Recurring Revenue Streams Strong Cash Flow Promising Operating Leverage Consolidating Fragmented Market Channel Expansion and Diversification Targeting Strategic Acquisitions Solid Foundation Positioning for Growth Leveraging Strong Free Cash Flow to Drive Growth 17 © 2011 Zep Inc. - All rights reserved.

Appendices 18

Board of Directors and Management

Zep Inc. Board of Directors

Name	Title
J. Veronica Biggins	Director: Hodge Partners; Avnet Corp. and AirTran Holdings Inc.
Ronald D. Brown	Managing Director, Taft Law Consulting, LLC; Former President and CEO of Milacron, Inc.; Director: A.O. Smith Company
Timothy M. Manganello	Chairman & CEO of BorgWarner Inc.; Director: Bemis Company, Inc.; Board Chairman of the Federal Reserve Bank of Chicago – Detroit Branch
O.B. Grayson Hall, Jr.	President & CEO and Director, Regions Financial Corporation
Sidney J. Nurkin	Of Counsel: Alston & Bird, LLP.
Joseph Squicciarino	Formerly CFO: King Pharmaceuticals, Inc. ; CFO-North America: Revlon, Inc.; CFO-International: Revlon International, Inc. Group & Controller, Pharmaceuticals-Europe, Middle East, Africa: Johnson & Johnson
Timothy T. Tevens	President, CEO and Director: Columbus McKinnon Corp. Director: ISMA

Zep Inc. Named Executive Officers

Name	Title	Zep Inc. Hire Yr.	Prior Experience
John K. Morgan	Chairman, President & CEO	November 2007	30+ yrs; Acuity Lighting Bus; Team grew revenues from $600mm to $2bn
Mark R. Bachmann	EVP & Chief Financial Officer	November 2007	12 yrs; Acuity Brands; President: Enforcer Products; 12 yrs Quaker Oats
Robert P. Collins	VP & Chief Administrative Officer	November 2007	VP & Chief HR Officer: Serologicals Corp.
Jeffrey L. Fleck	VP & Chief Supply Chain Officer	September 2010	Senior Director; International Supply Chain; The Clorox Company; 11 yrs with the company
Philip A. Theodore	VP, General Counsel & Secretary	July 2010	30+yrs in corporate law practice ; 20 yrs at King & Spalding; 10 yrs as general counsel at various public companies

© 2011 Zep Inc. - All rights reserved

ZepInc 19

20 Adjusted EBITDA Reconciliation Annual . . . Quarterly . . . © 2011 Zep Inc. - All rights reserved ($ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Net (Loss) Income $5.4 $0.7 $5.2 $2.1 $4.9 $2.2 $6.2 $4.1 Net Interest Expense 0.3 0.5 0.6 0.7 1.9 1.6 1.6 1.5 Depreciation / Amortization 1.8 2.5 3.0 3.0 3.6 3.5 3.7 3.5 Income Taxes 3.3 0.2 3.4 1.3 2.9 1.0 3.7 1.7 EBITDA $10.8 $3.9 $12.1 $7.1 $13.3 $8.3 $15.2 $10.8 Adjustments Purchase acct. impact on COGS - 0.5 0.3 - 0.8 0.2 - - Restructuring 0.4 - 2.0 6.3 0.7 0.8 - - Gain on sale of building - - - - - (0.7) - - Wastewater disposal charge - - - - - 1.4 - - One-time royalty settlement (1.1) - - - - - - - Incremental legal costs - CA matter - - - - - - 0.6 1.9 Acquisition and integration costs 0.4 1.2 - 2.2 - - 0.7 - Total Adjustments (0.4) 1.7 2.3 8.5 1.5 1.6 1.3 1.9 Adjusted EBITDA (unaudited) $10.4 $5.6 $14.4 $15.6 $14.8 $9.9 $16.5 $12.7 FY10 FY11 ($ millions) 2006 2007 2008 2009 2010 2011 Net Income $21.3 $14.1 $16.3 $9.3 $13.5 $17.4 Interest Expense, net 4.4 5.0 2.8 1.7 2.0 6.6 Provisions for Income Taxes 14.5 10.8 9.7 5.9 8.2 9.3 Depreciation and Amortization 8.4 7.1 6.9 7.0 10.3 14.2 EBITDA (unaudited) 48.6 36.9 35.7 23.8 33.9 47.5 Non-recurring environmental charges - 6.8 - - - - Purchase accounting impact on COGS - - - 0.9 1.0 Restructuring charges - - 10.0 3.4 8.6 1.5 Gain on sale of building 0.0 0.0 0.0 0.0 (0.7) Wastewater disposal charge 0.0 0.0 0.0 0.0 1.4 One-time royalty settlement - - - (1.1) - Incremental legal costs - CA matter - - - 2.6 Acquistion and integration costs - - - - 3.8 0.7 Adjusted EBITDA (unaudited) $48.6 $43.7 $45.7 $27.2 $46.0 $53.9 Years Ended August 31,

21 Adjusted Net Income and EPS Reconciliation © 2011 Zep Inc. - All rights reserved ($ millions) 2011 2010 2011 2010 Reported (GAAP) Net Income 4,069 $ 2,112 $ 17,401 $ 13,504 $ Incremental expense due to increased basis of acquired inventories - - 641 528 Restructuring Charges - 3,911 958 5,372 Acquisition and Integration Costs - 1,388 454 2,352 One-time benefit from royalty settlement with French licensee - - - (677) Wastewater disposal charges - - 936 - Incremental legal costs associated with Califonia matter 1,267 - 1,685 - Gain on sale of building - - (441) - Adjusted Net Income (unaudited) 5,336 $ 7,411 $ 21,634 $ 21,079 $ Reported (GAAP) Diluted Earnings Per Share 0.18 $ 0.09 $ 0.78 $ 0.61 $ Incremental expense due to increased basis of acquired inventories - - 0.03 0.02 Restructuring Charges - 0.18 0.04 0.25 Acquisition and Integration Costs - 0.06 0.02 0.10 One-time benefit from royalty settlement with French licensee - - - (0.03) Wastewater disposal charges - - 0.04 - Incremental legal costs associated with Califonia matter 0.06 - 0.08 - Gain on sale of building - - (0.02) - Adjusted Diluted Earnings Per Share (unaudited) 0.24 $ 0.33 $ 0.97 $ 0.95 $ Year Ended August 31 August 31 Quarter Ended

22 This presentation includes the following supplemental non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, and certain ratios derived from non-GAAP measures. GAAP means generally accepted accounting principles in the United States. This presentation contains reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure. EBITDA is equal to net income plus (a) interest expense, net; (b) provision for income taxes; and (c) depreciation and amortization. In this presentation, adjusted EBITDA is calculated by affecting EBITDA for (a) certain charges for a fine incurred by us in connection with the wastewater investigation at our primary manufacturing facility in Atlanta, Georgia related to conduct that took place prior to 2003, a charge taken in the third quarter of fiscal 2007 reflecting our best estimate of costs associated with environmental remediation efforts related to soil and groundwater contamination present at that manufacturing facility, and a charge recorded during the second quarter of fiscal 2011 concerning elevated wastewater disposal costs, (b) charges we incurred in connection with our restructuring initiatives, (c) the impact that inventory-related purchase accounting adjustments had on Zep’s Cost of Goods Sold, (d) costs associated with advisory, legal and other due diligence-related and integration costs incurred in connection with acquisition-related activity, and excluding from EBITDA, (e) legal defense costs associated with Britto and Cowan (f) gains resulting from the sale of the National Chemical business (a water treatment business), (g) gains from property-related sales that were unusual in nature given the infrequency with which we dispose of such facilities, and (h) revenue related to a one-time royalty settlement with Zep’s French licensee. A more detailed description of adjustments included in non-GAAP measures used in this presentation and reasons why we believe such measures are useful to an investor in evaluating Zep’s performance are as follows: Restructuring Charges In the first-half of fiscal year 2011, Zep recorded a pretax restructuring charge of $1.5 million for costs associated with facility consolidations and non-sales related headcount reductions. During fiscal year 2010, our expenses were impacted by $8.6 million in restructuring charges primarily related to the cost of severances and selling branch and manufacturing facility consolidations. During the fourth quarter of fiscal year 2010, Zep and Amrep consolidated manufacturing operations. The value of certain inventory, primarily raw materials was written-down or written-off in connection with these consolidation efforts. During the first quarter of fiscal year 2009, we recorded a net pretax charge of $1.9 million. This charge was entirely composed of severance related costs. In the second quarter of fiscal year 2009, the Company recorded a charge of $1.1 million as it exited two facilities, and, in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, adjusted sub-lease rental income assumptions associated with a leased facility exited during the third quarter of fiscal year 2008. In the fourth quarter of fiscal year 2009, Zep recorded a pretax restructuring charge of $0.4 million for costs associated with severances and facility consolidation. During fiscal year 2008, progress made on the Company’s strategic initiatives prompted restructuring charges totaling $10 million. The restructuring breakdown is as follows: The Company recognized $5.3 million in charges for employee severance related to the new organizational structure that will serve to decentralize specific functions of the business to establish decision making and accountability closer to the customer. Of these severance-related charges, $0.8 million was recorded during the second quarter of fiscal year 2008 with the remainder charged in the following quarter. Additionally, during the third quarter, we incurred a $3.3 million charge related to the consolidation of our corporate headquarters, which includes certain assumptions made regarding future revenue from sublease rentals. Lastly, we recorded a $1.5 million charge related to the write-down and disposal of discontinued inventory as a result of our product line rationalization. This charge addresses the integration of our Selig product line into Zep and the first wave of reductions from the bottom half of our products in our North American S&S product line. Zep Inc. Non-GAAP Disclosure © 2011 Zep Inc. - All rights reserved

23 Acquisition and Integration Costs The Company undertook efforts to integrate manufacturing processes and move inventory from Waterbury to the Company during the three months ended May 31, 2011. The portion of expenses incurred during the third quarter of fiscal year 2011 that were duplicative with operating fees charged pursuant to the transition services arrangement between Waterbury and the Company approximated $0.3 million. Also, the Company incurred approximately $0.4 million in severance-related charges pertaining to the further integration of Amrep during the three months ended May 31, 2011. The purchase price of the Waterbury transaction has been allocated to net tangible and intangible assets based on their estimated fair values as of the September 1, 2010 closing date of the acquisition. The estimated fair value of acquired finished goods inventories exceeded the historical net book value for such goods by $1.0 million. As a result of this step-up in asset basis, the Company recognized an increase of cost of goods sold by that amount in the in the first-half of fiscal year 2011. Amrep’s purchase price has been allocated to net tangible and intangible assets based on their estimated fair values as of the January 4, 2010 closing date of the acquisition. The estimated fair value of acquired finished goods inventories exceeded the historical net book value for such goods by $0.9 million. As a result of this step-up in asset basis, the Company recognized an increase of cost of goods sold totaling $0.5 million in the last two months of the second fiscal quarter of 2010. The remainder of this inventory sold through during Zep’s third fiscal quarter, subsequently, the mark up of acquired finished good inventory will not impact Zep’s operating results. Acquisition costs reflect advisory, legal and other due diligence-related services incurred in connection with acquisition-related activity. Acquisition costs associated with Amrep totaled $1.6 million. Acquisition costs associated with the recently purchased assets and assumed liabilities of Waterbury Companies, Inc. and Niagara National, LLC totaled $2.2 million during the fourth quarter of fiscal 2010, which included a one-time $0.4 million acceleration of previously capitalized financing costs that were recorded as interest expense when the Company replaced its credit arrangements with a single, expanded facility. This recapitalization was necessary to finance the Company’s acquisitive growth initiatives. All such costs are expensed as incurred pursuant to purchase accounting. Environmental Matters During fiscal year 2007, we paid a fine of $3.8 million in connection with intentional misconduct on the part of certain non-executive employees resulting in our failure to comply with our wastewater discharge permit prior to 2003 at our primary manufacturing facility in Atlanta, Georgia. Of that fine, $2.8 million had been accrued prior to fiscal year 2005. In connection with the investigation, the EPA and Zep each analyzed samples taken from certain sumps at this manufacturing facility, and the results led us to undertake further soil and groundwater studies. Based on the results to date of these studies, we are conducting remediation of the site and in May 2007 accrued a pre-tax liability of $5.0 million representing our best estimate of costs associated with remediation and other related groundwater issues over approximately five years at this site. The remediation will address issues that have developed in the past, during the almost fifty-year period we have been operating at the site. Zep Inc. Non-GAAP Disclosure (continued) © 2011 Zep Inc. - All rights reserved

24 Environmental Matters (cont’d) During the second quarter of fiscal 2011, we detected contamination within one of our manufacturing location’s waste streams, which caused a temporary increase in our wastewater disposal and overall operating costs that totaled $1.4 million. The affected waste treatment facility is now fully functional, and we do not expect future cost associated with this occurrence, if any, to be material. 2011 Gain on Sale of Building As part of our previously disclosed restructuring efforts, we began marketing a facility in the Boston, Massachusetts area during fiscal 2010. We sold this facility during the second quarter of our fiscal 2011, and we have recognized the related $0.7 million gain within our operating results. We lease the majority of our selling branch and warehouse locations, and the sale of owned facilities occurs infrequently. Britto and Cowan v. Zep Inc. and Acuity Specialty Products, Inc. The Company is a defendant in a lawsuit filed by two of its sales representatives alleging that a subsidiary of the Company failed to reimburse current and former California sales representatives for work-related expenses and failed to pay wages by assessing unlawful deductions from commissions. The Company believes it has substantial factual and legal defenses to the claims made in the lawsuit and intends to assert these defenses aggressively. During fiscal year 2011, the Company incurred approximately $2.6 million in incremental legal costs due to this matter. We believe non-GAAP financial measures to be an important indicator of our operating strength and the performance of our business because they provide a link between profitability and operating cash flow, and enhance period-to-period comparability of our operations and financial performance. We believe these measures exclude or adjust certain items affecting reported operating results that were unusual and/or not comparable to the Company’s historic core operating results, and additionally adjust reported operating results for certain non-cash items. We also believe that analysts and investors use EBITDA, adjusted EBITDA, and adjusted net income as supplemental measures to evaluate the overall operating performance of companies in our industry. Our management uses EBITDA, adjusted EBITDA, adjusted net income, and other non-GAAP financial information: as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they remove the impact of certain non-cash items as well as items not directly resulting from our core operations; to evaluate the effectiveness of our operational strategies; and to evaluate our capacity to fund capital expenditures and expand our business. EBITDA, adjusted EBITDA, adjusted net income, and the ratios derived from these measures as calculated by us are not necessarily comparable to similarly titled measures used by other companies. In addition, these measures: (a) do not represent net income or cash flows from operating activities as defined by GAAP; (b) are not necessarily indicative of cash available to fund our cash flow needs; and (c) should not be considered in isolation of, as alternatives to, or more meaningful measures than operating profit, net income, cash provided by operating activities, or our other financial information as determined under GAAP. Zep Inc. Non-GAAP Disclosure (continued) © 2011 Zep Inc. - All rights reserved

25 We believe non-GAAP financial measures to be an important indicator of our operating strength and the performance of our business because they provide a link between profitability and operating cash flow, and enhance period-to-period comparability of our operations and financial performance. We believe these measures exclude or adjust certain items affecting reported operating results that were unusual and/or not comparable to the Company’s historic core operating results, and additionally adjust reported operating results for certain non-cash items. We also believe that analysts and investors use EBITDA, adjusted EBITDA, and adjusted net income as supplemental measures to evaluate the overall operating performance of companies in our industry. Our management uses EBITDA, adjusted EBITDA, adjusted net income, and other non-GAAP financial information: as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they remove the impact of certain non-cash items as well as items not directly resulting from our core operations; to evaluate the effectiveness of our operational strategies; and to evaluate our capacity to fund capital expenditures and expand our business. EBITDA, adjusted EBITDA, adjusted net income, and the ratios derived from these measures as calculated by us are not necessarily comparable to similarly titled measures used by other companies. In addition, these measures: (a) do not represent net income or cash flows from operating activities as defined by GAAP; (b) are not necessarily indicative of cash available to fund our cash flow needs; and (c) should not be considered in isolation of, as alternatives to, or more meaningful measures than operating profit, net income, cash provided by operating activities, or our other financial information as determined under GAAP. Zep Inc. Non-GAAP Disclosure (continued) © 2011 Zep Inc. - All rights reserved